UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 ________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2013

LaserLock Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-31927 (Commission File Number)	23-3023677 (I.R.S. Employer Identification No.)

3112 M Street NW
Washington, D.C.	20007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 400-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 1.01.     Entry into a Material Definitive Agreement.

On December 31, 2012, LaserLock Technologies, Inc. (the “Company”) and VerifyMe, Inc. (“VerifyMe”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) in connection with an investment agreement pursuant to which VerifyMe purchased shares of common stock of the Company and warrants to purchase shares of common stock of the Company. Under the original terms of the Registration Rights Agreement before it was subsequently amended by the parties thereto, the Company was required to file a registration statement on Form S-1 (the “Demand Registration”) for the shares of common stock and warrants to purchase shares of common stock held by VerifyMe and Zaah Technologies, Inc. (“Zaah”) within two months after receipt of a notice of demand of such a registration (the “Notice of Demand”). The Company received the Notice of Demand on or about May 7, 2013.

On July 3, 2013, the Company and VerifyMe entered into a Letter Agreement and Amendment to Registration Rights Agreement (the “First Amendment”) extending the deadline for the Company to file the Demand Registration to July 22, 2013. Under the terms of the First Amendment, VerifyMe and Zaah agreed to waive any and all penalties against the Company for failure to file the Demand Registration before July 22, 2013. In addition, the Company was notified that it will not be required to register the warrants held by Zaah in the Demand Registration.

On July 22, 2013, the Company and VerifyMe entered into a Letter Agreement and Second Amendment to Registration Rights Agreement (the “Second Amendment”) extending the deadline for the Company to file the Demand Registration to August 1, 2013. Under the terms of the Second Amendment, VerifyMe and Zaah agreed to waive any and all penalties against the Company for failure to file the Demand Registration before August 1, 2013.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASERLOCK TECHNOLOGIES, INC.

By:	/s/ Neil Alpert
Neil Alpert
President and CEO

Dated: July 24, 2013